UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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☐	Preliminary Proxy Statement

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☒	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to § 240.14a-12

MANNKIND CORPORATION

(Exact name of registrant as specified in its charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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MANNKIND CORPORATION

25134 Rye Canyon Loop, Suite 300

Valencia, CA 91355

(661) 775-5300

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held on March 1, 2017

Dear Stockholders:

You are cordially invited to a Special Meeting of Stockholders of MannKind Corporation, a Delaware corporation. The meeting will be held at 9:00 a.m. local time on March 1, 2017 at the office of MannKind at 25134 Rye Canyon Loop, Suite 300, Valencia, California 91355.

We are holding the meeting for the following purposes, as more fully described in the accompanying proxy statement:

1.	To approve an amendment to our Amended and Restated Certificate of Incorporation to (i) effect a reverse stock split of our common stock at a ratio in the range of 1-for-3 to 1-for-10, with such ratio to be determined in the discretion of our board of directors and with such reverse stock split to be effected at such time and date, if at all, as determined by our board of directors in its sole discretion, and (ii) reduce the number of authorized shares of our common stock in a corresponding proportion to the reverse stock split, rounded to the nearest whole share (collectively, the “Reverse Split Proposal”);

2.	To authorize an adjournment of the meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1; and

3.	To transact any other business that may be properly brought before the meeting or any continuation, adjournment or postponement thereof.

All of our stockholders of record as of February 1, 2017 are entitled to attend and vote at the meeting and at any adjournment or postponement thereof.

Our board of directors recommends that you vote FOR the Reverse Split Proposal as provided in Proposal 1 and FOR the authorization to adjourn the meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 1, as provided in Proposal 2.

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Stockholders of MannKind Corporation to be Held on March 1, 2017 at 9:00 a.m. local time at the office of MannKind Corporation located at 25134 Rye Canyon Loop, Suite 300, Valencia, California 91355.

The proxy statement is available at www.mannkindcorp.com.

By Order of the Board of Directors

Sincerely,

David Thomson
Corporate Vice President, General Counsel and Secretary

Valencia, California

February 13, 2017

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please vote by proxy pursuant to the instructions set forth herein as promptly as possible in order to ensure your representation at the meeting. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

MANNKIND CORPORATION

25134 Rye Canyon Loop, Suite 300

Valencia, CA 91355

(661) 775-5300

PROXY STATEMENT FOR THE

SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON MARCH 1, 2017

Our board of directors is soliciting proxies for use at a special meeting of stockholders (the “Special Meeting”) to be held at 9:00 a.m. local time on March 1, 2017 at the office of MannKind at 25134 Rye Canyon Loop, Suite 300, Valencia, CA 91355, or at any postponement or adjournment of the Special Meeting. MannKind Corporation is sometimes referred to herein as “we”, “us”, “our”, “MannKind” or the “Company.”

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive these proxy materials?

We have sent you this proxy statement and the enclosed proxy card because the board of directors (sometimes referred to as the “Board”) of MannKind Corporation is soliciting your proxy to vote at the Special Meeting, including any adjournments or postponements of the Special Meeting. Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are also providing access to our proxy materials over the internet, which can be accessed at www.proxypush.com/mnkd.

We intend to mail these proxy materials on or about February 13, 2017 to all stockholders of record entitled to vote at the Special Meeting.

Who can vote at the Special Meeting?

Only stockholders of record at the close of business on February 1, 2017 (the “record date”) will be entitled to vote at the Special Meeting or any adjournment or postponement thereof. On the record date, there were 478,637,095 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on the record date your shares were registered directly in your name with MannKind’s transfer agent, Computershare Shareowner Services LLC, then you are a stockholder of record. As a stockholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy pursuant to the instructions set forth below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If on the record date your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Special Meeting. As a beneficial owner, you have the right to direct your broker or other agent on how to vote the shares in your account. You are also invited to attend the Special Meeting. However, since you are not the stockholder of record, you may not vote your shares in person at the Special Meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

Management is presenting two proposals for stockholder vote:

1.	To amend the Company’s Amended and Restated Certificate of Incorporation, to (i) effect a reverse stock split (the “Reverse Split”) of the Company’s common stock at a ratio of between 1-for-3 and 1-for-10, with such ratio to be determined at the sole discretion of the Board and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion and (ii) reduce the number of authorized shares of the Company’s common stock in a corresponding proportion to the Reverse Split (which is collectively referred to as the “Reverse Split Proposal”); and

2.	To approve the adjournment of the Special Meeting for any purpose, including to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the proposal described above (which is referred to as the “Adjournment Proposal”).

For each proposal, you may vote “For” such proposal, vote “Against” such proposal or “Abstain” from voting on such proposal.

Our board of directors unanimously recommends a vote FOR each of the foregoing proposals.

What if another matter is properly brought before the Special Meeting?

Our board of directors knows of no other matters that will be presented for consideration at the Special Meeting. If any other matters are properly brought before the Special Meeting, it is the intention of the persons named in the proxy to vote on those matters in accordance with their best judgment.

How do I vote?

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Special Meeting or vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy through the internet. Whether or not you plan to attend the Special Meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Special Meeting and vote in person if you have already voted by proxy.

•	To vote in person, come to the Special Meeting and we will give you a ballot when you arrive. For directions to the meeting, please visit the following web address:

http://www.google.com/maps/place/25134+Rye+Canyon+Loop+%23300,+Santa+Clarita,+CA+91355

•	To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. Your signed proxy card must be received by 11:59 p.m. Eastern Time on February 28, 2017.

•	To vote over the telephone, dial toll-free (866) 437-3716 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on February 28, 2017.

•	To vote through the internet, go to http://www.proxypush.com/mnkd to complete an electronic proxy card. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 11:59 p.m. Eastern Time on February 28, 2017.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with this proxy statement from that organization rather than from MannKind. Simply complete and mail the proxy card as directed by the voting instructions to ensure that your vote is counted. Alternatively, you may be able to vote by telephone or over the Internet as instructed by your broker or bank. To vote in person at the Special Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with our proxy materials, or contact your broker or bank to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you owned as of the record date.

What if I return a proxy card or otherwise vote by proxy but do not make specific choices?

If you voted by proxy without marking any voting selections, then the proxy holders will vote your shares as recommended by our board of directors on all matters presented in this Proxy Statement, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Special Meeting.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We will also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

In addition, we have retained Morrow Sodali LLC to assist in the solicitation. We will pay Morrow Sodali LLC approximately $9,500 plus out-of-pocket expenses, for its assistance.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please follow the voting instructions with respect to each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the final vote at the Special Meeting. If you are a stockholder of record, you may revoke your proxy in any one of the following ways:

•	You may send a written notice that you are revoking your proxy to MannKind’s Corporate Secretary at 25134 Rye Canyon Loop, Suite 300, Valencia, California 91355.

•	You may grant another proxy by telephone or through the internet.

•	You may submit another properly completed proxy card with a later date.

•	You may attend the Special Meeting and vote in person. Simply attending the Special Meeting will not, by itself, revoke your proxy.

Your most current proxy, whether submitted by proxy card, telephone or internet, is the one that is counted.

If your shares are held by your broker or bank as a nominee or agent, you should follow the instructions provided by your broker or bank.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Against” votes, abstentions and broker non-votes. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Broker non-votes will also have the same effect as “Against” votes for the Reverse Split Proposal and the Adjournment Proposal.

What are “broker non-votes”?

Broker non-votes occur when a beneficial owner of shares held in street name does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed “non-routine.” Generally, if shares are held in street name (shares are held by your broker as your nominee), the beneficial owner of the shares is entitled to give voting instructions to the broker or nominee holding the shares. If you do not give instructions to your broker, your broker can vote your shares with respect to matters that are considered to be “routine,” but not with respect to “non-routine” matters. Under the rules and interpretations of the New York Stock Exchange, “non-routine” matters are generally those involving a contest or a matter that may substantially affect the rights or privileges of stockholders. We believe the Reverse Split Proposal and the Adjournment Proposal are routine matters. However, it is possible that brokers will not have discretionary authority with respect to the Reverse Split Proposal, in which case, if you do not instruct your broker how to vote with respect to the Reverse Stock Split Proposal, your broker may not vote with respect to such proposal.

How many votes are needed to approve the Reverse Split Proposal?

To be approved, the Reverse Split Proposal must receive a “For” vote from a majority of the shares of common stock outstanding on the record date. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes, if any, will also have the same effect as “Against” votes.

How many votes are needed to approve the Adjournment Proposal?

To be approved, the Adjournment Proposal must receive a “For” vote from a majority of the shares of our common stock present or represented by proxy at the Special Meeting and entitled to vote on such matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote. Broker non-votes, if any, will also have the same effect as “Against” votes.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid Special Meeting. A quorum will be present if at least a majority of the outstanding shares entitled to vote are represented by stockholders present at the Special Meeting or by proxy. On the record date, there were 478,637,095 shares outstanding and entitled to vote. Thus, 239,318,548 shares must be represented by stockholders present at the Special Meeting or by proxy to have a quorum.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you vote in person at the Special Meeting. Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, the chairman of the Special Meeting or a majority of the votes present at the Special Meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the Special Meeting?

Preliminary voting results will be announced at the Special Meeting. Final voting results will be published in a current report on Form 8-K that we expect to file no later than four business days after the conclusion of the

Special Meeting. If final voting results are not available to us in time to file a Form 8-K on or before the fourth business day after the Special Meeting, we intend to file a Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

When are stockholder proposals due for the next annual meeting?

To be considered for inclusion in MannKind’s proxy materials for MannKind’s 2017 annual meeting, your proposal must have been submitted in writing to MannKind by December 24, 2016. If you wish to submit a proposal that is not to be included in MannKind’s proxy materials or nominate a director, you must do so not later than February 18, 2017. You are also advised to review the MannKind’s Amended and Restated Bylaws, which contain additional requirements about advance notice of stockholder proposals and director nominations.

Whom should I contact with other questions?

If you have additional questions about this Proxy Statement or the Special Meeting, or if you would like additional copies of this Proxy Statement, please contact: MannKind Corporation, 25134 Rye Canyon Loop, Suite 300, Valencia, California 91355, Attn: Corporate Secretary, or by telephone: (661) 775-5300.

PROPOSAL 1

THE REVERSE SPLIT PROPOSAL

Introduction

Our board of directors has adopted and is recommending that our stockholders approve proposed amendments to our Amended and Restated Certificate of Incorporation to (i) effect a reverse stock split (the “Reverse Split”) of the Company’s common stock at a ratio of between 1-for-3 and 1-for-10, with such ratio to be determined at the sole discretion of the Board and with such Reverse Split to be effected at such time and date, if at all, as determined by the Board in its sole discretion, and (ii) reduce the number of authorized shares of the Company’s common stock in a corresponding proportion to the Reverse Split, rounded to the nearest whole share. The form of proposed amendments to our Amended and Restated Certificate of Incorporation to effect the Reverse Split and corresponding reduction in our authorized shares of common stock is attached as Appendix A to this Proxy Statement. However, the text of the proposed amendments is subject to revision to include such changes as may be required by the Secretary of State of the State of Delaware and as our board of directors deems necessary or advisable to effect the proposed amendment of the Company’s Amended and Restated Certificate of Incorporation.

By approving this proposal, stockholders will approve a series of amendments to our Amended and Restated Certificate of Incorporation pursuant to which any whole number of outstanding shares between and including three and ten would be combined into one share of our common stock, and the total number of authorized shares of common stock will be reduced by a corresponding proportion from 700,000,000 shares to between 233,333,333 shares (in the event of a 1-for-3 Reverse Split) and 70,000,000 shares (in the event of a 1-for-10 Reverse Split), and authorize our board of directors to file only one such amendment, as determined by our board of directors in the manner described herein, and to abandon each amendment not selected by our board of directors. Our board of directors believes that stockholder approval of amendments granting our board of directors this discretion, rather than approval of a specified exchange ratio, provides our board of directors with maximum flexibility to react to then-current market conditions and, therefore, is in the best interests of the Company and its stockholders. Our board of directors may effect only one Reverse Split as a result of this authorization. Our board of directors may also elect not to do any Reverse Split. Our board of directors’ decision as to whether and when to effect the Reverse Split will be based on a number of factors, including market conditions, existing and expected trading prices for our common stock, and the continued listing requirements of The NASDAQ Global Market. Although our stockholders may approve the Reverse Split, we will not effect the Reverse Split if our board of directors does not deem it to be in the best interests of the Company and its stockholders. The Reverse Split will take effect, if at all, after it is approved by our stockholders holding a majority of the shares of our common stock outstanding on the record date, is deemed by the board of directors to be in the best interests of the Company and its stockholders, and after filing the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware.

Background

Our common stock is currently listed on The NASDAQ Global Market. In order for our common stock to continue to be listed on The NASDAQ Global Market, we must satisfy various listing maintenance standards established by The Nasdaq Stock Market (“Nasdaq”). If we are unable to meet The NASDAQ Global Market requirements, our common stock will be subject to delisting.

Under Nasdaq’s continued listing requirements for The NASDAQ Global Market, if the closing bid price of our common stock is under $1.00 per share for 30 consecutive business days and does not thereafter reach $1.00 per share or higher for a minimum of ten consecutive business days during the 180 calendar days following notification by Nasdaq, our common stock would be subject to delisting by Nasdaq.

On September 14, 2016, Nasdaq notified us that the bid price of our common stock had closed below the required $1.00 per share for 30 consecutive trading days, and, accordingly, that we did not comply with the applicable Nasdaq minimum bid price requirement. We have been provided 180 calendar days by Nasdaq, or until March 13, 2017, to regain compliance with this requirement. Accordingly, our board of directors adopted resolutions, subject to approval by our stockholders, to amend our Amended and Restated Certificate of Incorporation to effect a Reverse Split of our common stock at a ratio in the range of 1-for-3 to 1-for-10, such ratio to be determined in the discretion of our board of directors. These resolutions were approved as a means of increasing the share price of our common stock above $1.00, which is required for continued listing on The NASDAQ Global Market.

Purpose of the Proposed Reverse Split

The Board’s primary objective in proposing the Reverse Split is to raise the per share trading price of the common stock. The Board believes that the Reverse Split will result in a higher per share trading price, which is intended to enable us to maintain the listing of our common stock on The NASDAQ Global Market and generate greater investor interest in the Company.

The Board believes that maintaining the listing of our common stock on The NASDAQ Global Market is in the best interests of the Company and our stockholders. If our common stock were delisted from The NASDAQ Global Market, the Board believes such delisting would adversely affect the market liquidity of our common stock, decrease the market price of our common stock, adversely affect our ability to obtain financing for the continuation of our operations and result in the loss of confidence in our company.

If the Reverse Split is approved by our stockholders and implemented by the Board, we expect to satisfy the $1.00 per share minimum bid price requirement for continued listing. However, despite the approval of the Reverse Split by our stockholders and implementation by the Board, there can be no assurance that the Reverse Split will result in our meeting and maintaining the $1.00 minimum bid price requirement. The effect of the Reverse Split upon the market price for our common stock cannot be predicted, and the history of similar reverse stock splits for companies in like circumstances is varied. The market price per share of our common stock after the Reverse Split may not rise in proportion to the reduction in the number of shares of our common stock outstanding resulting from the Reverse Split due to, among other reasons, our performance and other factors which may be unrelated to the number of shares outstanding. The common stock could also be delisted from The NASDAQ Global Market due to our failure to comply with one or more other Nasdaq listing rules.

Effect on Outstanding Common Stock and Authorized Common Stock

The following table illustrates the effects of a 1-for-3, 1-for-5 and 1-for-10 Reverse Split on our outstanding common stock as of February 1, 2017 (without giving effect to any adjustments for factional shares), and corresponding reduction in the number of authorized shares of our common stock:

	Prior to Reverse Split	1-for-3	1-for-5	1-for-10
Common Stock:
Outstanding	478,637,095	159,545,698	95,727,419	47,863,709
Authorized	700,000,000	233,333,333	140,000,000	70,000,000

The Reverse Split will affect all of our stockholders uniformly and will not affect any stockholder’s percentage ownership interests in our company or proportionate voting power, except for minor adjustment due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares. No fractional shares will be issued in connection with the Reverse Split. Instead, the Company will issue one full share of the post- Reverse Split common stock to any stockholder of record who would have been entitled to receive a fractional share as a result of the process.

The amendment will not change the terms of our common stock. The shares of new common stock will have the same voting rights and rights to dividends and distributions and will be identical in all other respects to the common stock now authorized. The common stock issued pursuant to the Reverse Split will remain fully paid and non-assessable. The Reverse Split is not intended as, and will not have the effect of, a “going private transaction” covered by Rule 13e-3 under the Securities Exchange Act of 1934. We will continue to be subject to the periodic reporting requirements of the Securities Exchange Act of 1934.

Effect on Equity Awards

If the Reverse Split is implemented, the number of shares of common stock subject to outstanding options and RSUs issued by the Company, and the number of shares reserved for future issuance under the Company’s Amended and Restated 2013 Equity Incentive Plan, will be reduced by the same ratio as the reduction in the outstanding shares. Correspondingly, the exercise price for individual outstanding options, on a per share basis, will be proportionally increased (i.e., the aggregate exercise price for all outstanding options will be unaffected, but following a Reverse Split such exercise price will apply to a reduced number of shares). As of the record date for the Special Meeting, there were outstanding (i) stock options to purchase an aggregate of 27,484,498 shares of common stock at a weighted average exercise price of $3.21 per share, and (ii) RSUs representing the right to acquire an aggregate of 3,616,073 shares of common stock. Assuming, for example, a 1-for-5 Reverse Split, the number of shares covered by outstanding options and RSUs will be reduced to one-fifth the number currently issuable, and the exercise price will be increased by five times the current exercise price.

Accounting Matters

The par value of the shares of our common stock is not changing as a result of the implementation of the Reverse Split. Our stated capital, which consists of the par value per share of our common stock multiplied by the aggregate number of shares of our common stock issued and outstanding, will be reduced proportionately on the effective date of the Reverse Split. Correspondingly, our additional paid-in capital, which consists of the difference between our stated capital and the aggregate amount paid to us upon the issuance of all currently outstanding shares of our common stock, will be increased by a number equal to the decrease in stated capital. Further, net loss per share, book value per share and other per share amounts will be increased as a result of the Reverse Split because there will be fewer shares of common stock outstanding.

Possible Disadvantages of Reverse Split

Even though the Board believes that the potential advantages of the Reverse Split outweigh any disadvantages that might result, the following are some of the possible disadvantages of a Reverse Split:

•	The reduced number of shares of our common stock resulting from a Reverse Split could adversely affect the liquidity of our common stock.

•	A Reverse Split could result in a significant devaluation of our market capitalization and the trading price of our common stock, on an actual or an as-adjusted basis, based on the experience of other companies that have effected reverse stock splits.

•	A Reverse Split may leave certain stockholders with one or more “odd lots,” which are stock holdings in amounts of less than 100 shares of our common stock. These odd lots may be more difficult to sell than shares of common stock in even multiples of 100. Additionally, any reduction in brokerage commissions resulting from the Reverse Split, as discussed above, may be offset, in whole or in part, by increased brokerage commissions required to be paid by stockholders selling odd lots created by the Reverse Split.

•

There can be no assurance that the market price per new share of our common stock after the Reverse Split will remain unchanged or increase in proportion to the reduction in the number of old shares of our common stock outstanding before the Reverse Split. For example, based on the closing market price of our common stock on February 1, 2017 of $0.71 per share of common stock, if the stockholders approve this proposal and the Board selects and implements a Reverse Split ratio of

1-for-5, there can be no assurance that the post-split market price of our common stock would be $3.55 per share or greater. Accordingly, the total market capitalization of our common stock after the proposed Reverse Split may be lower than the total market capitalization before the proposed Reverse Split and, in the future, the market price of our common stock following the Reverse Split may not exceed or remain higher than the market price prior to the proposed Reverse Split.

•	While the Board believes that a higher stock price may help generate investor interest, there can be no assurance that the Reverse Split will result in a per share price that will attract institutional investors or investment funds or that such share price will satisfy the investing guidelines of institutional investors or investment funds. As a result, the trading liquidity of our common stock may not necessarily improve.

•	If the Reverse Split is effected and the market price of our common stock declines, the percentage decline may be greater than would occur in the absence of a Reverse Split. The market price of our common stock will, however, also be based on our performance and other factors, which are unrelated to the number of shares outstanding.

Procedure for Effecting Reverse Split and Exchange of Stock Certificates

If the Reverse Split is approved by our stockholders, the Reverse Split would become effective at such time as it is deemed by our board of directors to be in the best interests of the Company and its stockholders and we file the amendment to our Amended and Restated Certificate of Incorporation with the Secretary of State of Delaware. Even if the Reverse Split is approved by our stockholders, our board of directors has discretion not to carry out or to delay in carrying out the Reverse Split. Upon the filing of the amendment, all the old common stock will be converted into new common stock as set forth in the amendment.

As soon as practicable after the effective time of the Reverse Split, stockholders will be notified that the Reverse Split has been effected. If you hold shares of common stock in a book-entry form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the Reverse Split with instructions on how to exchange your shares. After you submit your completed transmittal letter, a transaction statement will be sent to your address of record as soon as practicable after the effective date of the Reverse Split indicating the number of shares of common stock you hold.

Some stockholders hold their shares of common stock in certificate form or a combination of certificate and book-entry form. We expect that our transfer agent will act as exchange agent for purposes of implementing the exchange of stock certificates, if applicable. If you are a stockholder holding pre-split shares in certificate form, you will receive a transmittal letter from our transfer agent as soon as practicable after the effective time of the Reverse Split. The transmittal letter will be accompanied by instructions specifying how you can exchange your certificate representing the pre-split shares of our common stock for a statement of holding. When you submit your certificate representing the pre-split shares of our common stock, your post-split shares of our common stock will be held electronically in book-entry form in the Direct Registration System. This means that, instead of receiving a new stock certificate, you will receive a statement of holding that indicates the number of post-split shares you own in book-entry form. We will no longer issue physical stock certificates unless you make a specific request for a share certificate representing your post-Reverse Split ownership interest.

STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Beginning on the effective time of the Reverse Split, each certificate representing pre-Reverse Split shares will be deemed for all corporate purposes to evidence ownership of post-Reverse Split shares.

Fractional Shares

No fractional shares will be issued in connection with the Reverse Split. Instead, the Company will issue one full share of the post-Reverse Split common stock to any stockholder of record who would have been entitled to receive a fractional share as a result of the process. Each common stockholder will hold the same percentage of the outstanding common stock immediately following the Reverse Split as that stockholder did immediately prior to the Reverse Split, except for minor adjustment due to the additional net share fraction that will need to be issued as a result of the treatment of fractional shares.

Criteria to be Used for Decision to Apply the Reverse Split

In the event that approval for the Reverse Split is obtained, our board of directors will be authorized to proceed with the Reverse Split. If our stock closes at a bid price equal to or greater than $1.00 for the ten business days prior to the Special Meeting, our board of directors may delay its decision to execute the Reverse Split indefinitely. In that case, if at any time during the 12 month period following the Special Meeting the stock price falls below $1.00 for a 30 day period and therefore fails to comply with the applicable NASDAQ Global Market minimum listing requirements, then the Reverse Split may be executed as a cure for this condition.

No Dissenter’s Rights

Under the Delaware General Corporation Law, our stockholders are not entitled to dissenter’s rights with respect to our proposed amendment to our Amended and Restated Certificate of Incorporation to effect the Reverse Split and we will not independently provide our stockholders with any such right.

Federal Income Tax Consequences of the Reverse Split

The following summary of the federal income tax consequences of the Reverse Split is based on current law, including the Internal Revenue Code of 1986, as amended, and is for general information only. The tax treatment of a stockholder may vary depending upon the particular facts and circumstances of such stockholder, and the discussion below may not address all the tax consequences for a particular stockholder. For example, foreign, state and local tax consequences are not discussed below. Accordingly, each stockholder should consult his or her tax adviser to determine the particular tax consequences to him or her of a Reverse Split, including the application and effect of federal, state, local and/or foreign income tax and other laws.

Generally, a reverse stock split will not result in the recognition of gain or loss for federal income tax purposes. The adjusted basis of the new shares of common stock will be the same as the adjusted basis of the common stock exchanged for such new shares. The holding period of the new, post-Reverse Split shares of the common stock resulting from implementation of the Reverse Split will include the stockholder’s respective holding periods for the pre-Reverse Split shares.

Vote Required

The affirmative vote of a majority of the outstanding shares of our common stock on the record date will be required to approve the amendment of our Amended and Restated Certificate of Incorporation to effect a Reverse Split of our common stock at a ratio in the range of 1-for-3 to 1-for-10, such ratio to be determined in the discretion of our board of directors, and to reduce the number of authorized shares of our common stock in a corresponding proportion to the Reverse Split (rounded to the nearest whole share).

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A “FOR”

VOTE FOR THIS PROPOSAL

PROPOSAL 2

AUTHORIZATION TO ADJOURN THE SPECIAL MEETING

General

If the Special Meeting is convened and a quorum is present, but there are not sufficient votes to approve Proposal 1, our proxy holders may move to adjourn the Special Meeting at that time in order to enable the our board of directors to solicit additional proxies.

In this proposal, we are asking our stockholders to authorize the holder of any proxy solicited by our board of directors to vote in favor of granting discretionary authority to the proxy holders, and each of them individually, to adjourn the Special Meeting to another time and place, if necessary, to solicit additional proxies in the event there are not sufficient votes to approve Proposal 1. If our stockholders approve this proposal, we could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from our stockholders that have previously voted. Among other things, approval of this proposal could mean that, even if we had received proxies representing a sufficient number of votes to defeat Proposal 1, we could adjourn the Special Meeting without a vote on such proposal and seek to convince our stockholders to change their votes in favor of such proposal.

If it is necessary to adjourn the Special Meeting, no notice of the adjourned meeting is required to be given to our stockholders, other than an announcement at the Special Meeting of the time and place to which the Special Meeting is adjourned, so long as the meeting is adjourned for 30 days or less and no new record date is fixed for the adjourned meeting. At the adjourned meeting, we may transact any business which might have been transacted at the original meeting.

Vote Required

Approval of this proposal requires the affirmative vote of a majority of the shares of our common stock present or represented by proxy at the Special Meeting and entitled to vote on such matter.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A “FOR” VOTE FOR THIS PROPOSAL

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the beneficial ownership of our common stock as of February 1, 2017 by:

•	each person, entity or group known to the Company to be the beneficial owner of more than 5% of the Company’s common stock;

•	each of our directors;

•	each of our named executive officers; and

•	all current executive officers and directors of the Company as a group.

Unless otherwise indicated in the footnotes to the table below and subject to community property laws where applicable, we believe that each of the stockholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 478,637,095 shares outstanding on February 1, 2017, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options or warrants that are either immediately exercisable or exercisable on or before April 2, 2017, which is 60 days after February 1, 2017. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Certain of the options in this table are exercisable at any time but, if exercised, are subject to a lapsing right of repurchase until the options are fully vested. Unless otherwise indicated, the address for each person or entity listed in the table is c/o MannKind Corporation, 25134 Rye Canyon Loop, Suite 300, Valencia, CA 91355.

	Beneficial Ownership
Name and Address of Beneficial Owner	Number of Shares	Percent of Total
Greater than 5% Stockholders
The Mann Group LLC(1)	89,652,250	18.7%
12744 San Fernando Road
Sylmar, CA 91342
The Alfred E. Mann Living Trust(2)	114,102,161	23.7%
12744 San Fernando Road
Sylmar, CA 91342

Named Executive Officers and Directors
Matthew J. Pfeffer(3)	2,618,642	*
David Thomson(4)	1,450,247	*
Raymond W. Urbanski(5)	251,511	*
Michael Castagna(6)	484,800	*
Ronald J. Consiglio(7)	241,154	*
Michael A. Friedman(8)	228,824	*
Kent Kresa(9)	294,659	*
David H. MacCallum(10)	247,820	*
Henry L. Nordhoff(11)	233,967	*
James S. Shannon(12)	89,297	*
All current executive officers and directors as a group (11 persons)(13)	6,784,330	1.4%

*	Less than 1%.
(1)	The Alfred E. Mann Living Trust (the “Trust”) is the sole member and manager of The Mann Group LLC (“The Mann Group”).
(2)	Includes (i) the shares described in footnote (1) above, (ii) 20,798,469 shares held of record by the Trust and (iii) 3,651,442 shares which the Trust has the right to acquire within 60 days of February 1, 2017 pursuant to the exercise of outstanding options previously held by Alfred E. Mann prior to his passing.
(3)	Includes 2,234,732 shares which Mr. Pfeffer has the right to acquire within 60 days of February 1, 2017 pursuant to the exercise of outstanding options.
(4)	Includes 1,295,805 shares which Dr. Thomson has the right to acquire within 60 days of February 1, 2017 pursuant to the exercise of outstanding options.
(5)	Includes 247,486 shares which Dr. Urbanski has the right to acquire within 60 days of February 1, 2017 pursuant to the exercise of outstanding options.
(6)	Includes 332,300 shares which Mr. Castagna has the right to acquire within 60 days of February 1, 2017 pursuant to the exercise of outstanding options.
(7)	Includes 176,333 shares which Mr. Consiglio has the right to acquire within 60 days of February 1, 2017 pursuant to the exercise of outstanding options.
(8)	Includes 176,333 shares which Dr. Friedman has the right to acquire within 60 days of February 1, 2017 pursuant to the exercise of outstanding options.
(9)	Includes 176,338 shares which Mr. Kresa has the right to acquire within 60 days of February 1, 2017 pursuant to the exercise of outstanding options.
(10)	Includes 176,333 shares which Mr. MacCallum has the right to acquire within 60 days of February 1, 2017 pursuant to the exercise of outstanding options.
(11)	Includes 176,333 shares which Mr. Nordhoff has the right to acquire within 60 days of February 1, 2017 pursuant to the exercise of outstanding options.
(12)	Includes 71,198 shares which Dr. Shannon has the right to acquire within 60 days of February 1, 2017 pursuant to the exercise of outstanding options.
(13)	Includes the shares described in notes (3) through (12) above, as well as 643,409 shares underlying a stock option that another executive officer has the right to acquire within 60 days of February 1, 2017.

STOCKHOLDERS SHARING THE SAME ADDRESS

SEC rules permit companies, brokers, banks or other agents to deliver a single copy of a proxy statement to households at which two or more stockholders reside. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs as well as natural resources. Stockholders sharing an address who have been previously notified by their broker, bank or other agent and have consented to householding will receive only one copy of our proxy statement.

If you would like to opt out of this practice for future mailings and receive separate proxy statements and, if applicable, annual reports for each stockholder sharing the same address, please contact your broker, bank or other agent. You may also obtain a separate proxy statement without charge by contacting us at MannKind Corporation, Investor Relations, 25134 Rye Canyon Loop, Suite 300, Valencia, CA 91355, Attention: David Thomson; or by telephone to (661) 775-5300. We will promptly send additional copies of the proxy statement.

Stockholders sharing an address that are receiving multiple copies of the proxy statement can request delivery of a single copy of the proxy statement by contacting their broker, bank or other intermediary or by contacting us as indicated above.

OTHER MATTERS

We do not know of any business other than that described in this Proxy Statement that will be presented for consideration or action by the stockholders at the Special Meeting. If, however, any other business is properly brought before the Special Meeting, shares represented by proxies will be voted in accordance with the best judgment of the persons named in the proxies or their substitutes.

By Order of the Board of Directors

David Thomson

Corporate Vice President, General Counsel and Secretary

Valencia, California

February 13, 2017

APPENDIX A

CERTIFICATE OF AMENDMENT OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

MANNKIND CORPORATION

MANNKIND CORPORATION, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), does hereby certify:

FIRST: The original name of the Corporation was Pharmaceutical Discovery Corporation. The date on which the Corporation’s original Certificate of Incorporation was filed with the Secretary of State of the State of Delaware is February 14, 1991.

SECOND: The Board of Directors of the Corporation (the “Board”), acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware, adopted resolutions amending its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), so that effective upon the filing of this Certificate of Amendment with the Secretary of State of the State of Delaware, every [●]1 shares of the Corporation’s Common Stock (the “Common Stock”) issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one share of Common Stock without increasing or decreasing the par value of each share of Common Stock (the “Reverse Split”); provided, however, no fractional shares of Common Stock shall be issued in connection with the Reverse Split, and instead, the Corporation shall issue one full share of post-Reverse Split Common Stock to any stockholder who would have been entitled to receive a fractional share of Common Stock as a result of the Reverse Split. The Reverse Split shall occur whether or not the certificates representing such shares of Common Stock are surrendered to the Corporation or its transfer agent. The Reverse Split shall be effected on a record holder-by-record holder basis, such that any fractional shares of Common Stock resulting from the Reverse Split and held by a single record holder shall be aggregated.

THIRD: Paragraph A of Article IV of the Restated Certificate is hereby amended and restated to read in its entirety as follows:

“A. This Corporation is authorized to issue two classes of stock to be designated, respectively, “Common Stock” and “Preferred Stock.” The total number of shares which the Corporation is authorized to issue is [●]2 shares. [●]2 shares shall be Common Stock, each having a par value of one cent ($.01). Ten million (10,000,000) shares shall be Preferred Stock, each having a par value of one cent ($.01).”

IN WITNESS WHEREOF, MannKind Corporation has caused this Certificate of Amendment to be signed by its Corporate Vice President, General Counsel and Secretary on                     , 2017.

MANNKIND CORPORATION

By:
David Thomson
Corporate Vice President, General Counsel and Secretary

[1]	Any number selected by the Board between and including three to ten (the “Reverse Split Ratio Number”).
[2]	The authorized number of shares of Common Stock will be reduced to a number equal to 700,000,000 divided by the Reverse Split Ratio Number (rounded to the nearest whole share).

SPECIAL MEETING OF STOCKHOLDERS OF MANNKIND CORPORATION

Date:    March 1, 2017 Special Meeting of MannKind Corporation

Place: Time:    MannKind 9:00 A.M. (Pacific Corporation, Standard 25134 Time) Rye Canyon Loop, Suite 300, Valencia, CA 91355 to be heldi on Wednesday, March 1, 2017

Please make your marks like this:    Use dark black pencil or pen only for Holders as of February 1, 2017

Board of Directors Recommends a Vote FOR proposals 1 and 2.     This proxy is being solicited on behalf of the Board of Directors

DirectorsVOTE BY:

For Against AbstainRecommend provided.INTERNETCall TELEPHONE

Go To

1: To approve an amendment to     Forwww.proxypush.com/mnkd866-437-3716

MannKind’s Amended and Restated     • Cast your vote online.OR• Use any touch-tone telephone.

Certificate of Incorporation to (i) effect a     envelope• View Meeting Documents.• Have your Proxy Card/Voting Instruction Form ready.

reverse stock split of common stock at a     • Follow the simple recorded instructions.

with ratio such in the ratio range to of be 1-for-3 determined to 1-for-10, in the     theMAIL

and discretion with such of the reverse Board stock of Directors split to be     inOR• Mark, sign and date your Proxy Card/Voting Instruction Form.

effected at such time and date, if at all,     • Detach your Proxy Card/Voting Instruction Form.

as determined by the Board of Directors     portion• Return your Proxy Card/Voting Instruction Form in the

in its sole discretion, and (ii) reduce the     postage-paid envelope provided.

number of authorized shares of common     this

stock in a corresponding proportion to     The undersigned hereby appoints David Thomson and Rosabel R. Alinaya, and each of them, with power to act without the

the reverse stock split, rounded to the     justother and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote,

nearest whole share; and     as provided on the other side, all the shares of MannKind Corporation Common Stock which the undersigned is entitled

2: To authorize an adjournment of the meeting,     returnto vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of

if necessary, to solicit additional proxies     ForStockholders of the MannKind Corporation to be held March 1, 2017 or at any adjournment or postponement thereof,

if there are not Sufficient votes in favor of     andwith all powers which the undersigned would possess if present at the Meeting.

Proposal 1.     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY

THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR

PROPOSALS 1 AND 2.

perforationAll votes must be received by 11:59 P.M., Eastern Standard Time, February 28, 2017.

the

atPROXY TABULATOR FOR

MANNKIND CORPORATION

carefullyc/o MEDIANT COMMUNICATIONS

P.O. BOX 8016

separateCARY, NC 27512-9903

Please

Authorized Signatures—This section must be completed for your Instructions to be executed.    EVENT #

CLIENT #

Please Sign Here    Please Date Above

Please Sign Here    Please Date Above

Please sign exactly as your name(s) appears on your stock certificate. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Proxy — MannKind Corporation

Special Meeting of Stockholders

March 1, 2017, 9:00 A.M. (Pacific Standard Time) This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints David Thomson and Rosabel R. Alinaya, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of MannKind Corporation Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Stockholders of the MannKind Corporation to be held March 1, 2017 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if Please present at the Meeting.

The purpose of the Special Meeting is to take action on the following: separate 1. To approve an amendment to MannKind’s Amended and Restated Certificate of Incorporation to (i) effect a reverse stock split of common stock at a ratio in the range of 1-for-3 to 1-for-10, with such ratio to be determined in the discretion of the Board of carefully Directors and with such reverse stock split to be effected at such time and date, if at all, at as determined by the Board of Directors in its sole discretion, and (ii) reduce the number the of authorized shares of common stock in a corresponding proportion to the reverse stock split, rounded to the nearest whole share; and

2. To authorize an adjournment of the meeting, if necessary, to solicit additional proxies if perforation there are not sufficient votes in favor of Proposal 1. and THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE

MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO return DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1 AND 2. just this portion in the envelope provided .

To attend the meeting and vote your shares in person, please mark this box.